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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  ONLINE RESOURCES & COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                      Delaware                         52-1623052
           (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)          Identification No.)

                   7600 Colshire Drive, McLean, Virginia 22102
          (Address of principal executive officers, including zip code)

                  ONLINE RESOURCES & COMMUNICATIONS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                MATTHEW P. LAWLOR
                      Chairman and Chief Executive Officer
                  ONLINE RESOURCES & COMMUNICATIONS CORPORATION
                               7600 Colshire Drive
                             McLean, Virginia 22102
                     (Name and address of agent for service)
                                 (703) 394-5100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
           Title of                                Proposed            Proposed            Amount
          Securities            Amount              Maximum            Maximum               of
             to be              to be              Offering           Aggregate         Registration
          Registered          Registered         Per Share(1)     Offering Price(1)         Fee
-----------------------------------------------------------------------------------------------------
Common Stock                   400,000            $ 6.69            $ 2,676,000           $ 707

-----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, the price shown is the average of the high and low prices reported on the NASDAQ Stock Market for shares of Common Stock on June 29, 2000.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Company chosen to participate in the Online Resources & Communications Corporation Employee Stock Purchase Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

        (a) The Company's Annual Report on Form 10-K filed on March 30, 2000 for the year ended December 31, 1999 and the Company's form 10-K/A for such year filed on June 30, 2000.

        (b) The Company's Quarterly Report on Form 10-Q filed on May 15, 2000 for the quarter ended March 31, 2000.

        (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1, File No. 333-74777, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not



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be deemed, except as so modified or superseded, to constitute a part of this
Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., attorneys of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 1,247 shares of Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

        Incorporated herein by reference from the Company's Registration Statement on Form S-1, File No. 333-74777.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        (4.1) Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended, File No. 333-74777, and incorporated herein by reference).

        (4.2) Article Fourth of the Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 333-74777, and incorporated herein by reference).

        (4.3)   Amended and Restated Bylaws of the Registrant (filed as Exhibit
                3.2 to the Company's Registration Statement on Form S-1, as amended, File No. 333-74777, and incorporated herein by reference).

        (5.1) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

        (10.1) Online Resources & Communications Corporation Employee Stock Purchase Plan.



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        (23.1)  Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                (included in opinion of counsel filed as Exhibit 5.1).

        (23.2)  Consent of Ernst & Young LLP, independent auditors.

        (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

Item 9. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement


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relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Virginia on this 30 day of June, 2000.

                                      ONLINE RESOURCES & COMMUNICATIONS
                                      CORPORATION

                                      By:  /s/ MATTHEW P. LAWLOR
                                         -----------------------------------
                                           Matthew P. Lawlor
                                           Chairman and Chief Executive Officer

        Each person whose signature appears below constitutes and appoints Matthew P. Lawlor his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on



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Form S-8 of Online Resources & Communications Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                      Title                              Date
--------------------------------------        ---------------------------------------      -------------
     /s/ MATTHEW P. LAWLOR                     Chairman and Chief Executive Officer         JUNE 30, 2000
--------------------------------------        (principal executive officer)
          Matthew P. Lawlor

                                              Executive Vice President, Chief              JUNE 30, 2000
    /s/  CARL D. BLANDINO                     Financial Officer (principal financial
--------------------------------------        and accounting officer)
          Carl D. Blandino

   /s/  THOMAS S. JOHNSON                     Director                                     JUNE 30, 2000
--------------------------------------
          Thomas S. Johnson

  /s/  JOSEPH J. SPALLUTO                     Director                                     JUNE 30, 2000
--------------------------------------
          Joseph J. Spalluto

  /s/  DAVID A. O'CONNOR                      Director                                     JUNE 30, 2000
--------------------------------------
          David A. O'Connor

 /s/  BARRY D. WESSLER                        Director                                     JUNE 30, 2000
--------------------------------------
           Barry D. Wessler

 /s/  GEORGE M. MIDDLEMAS                     Director                                     JUNE 30, 2000
--------------------------------------
          George M. Middlemas

 /s/  ERVIN R. SHAMES                         Director                                     JUNE 30, 2000
--------------------------------------
            Ervin R. Shames

 /s/  MICHAEL H. HEATH                        Director                                     JUNE 30, 2000
--------------------------------------
            Michael H. Heath



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